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                                                                   Exhibit 10.26


DATE:       September 21, 2000

TO:         Astoria Generating Company, L.P.

ATTN:       __________________________

FROM:       Constellation Power Source, Inc.

RE:         Commodity Swap - Cash Settled

REFERENCE NUMBER: ___________

Dear Sir/Madam:

The purpose of this letter ("Confirmation") is to confirm the terms and conditions of the transaction entered into on the Trade Date specified below (the "Transaction") between Astoria Generating Company, L.P. ("Counterparty") and Constellation Power Source, Inc. ("CPS") under the terms and conditions set forth below. Counterparty and CPS may also hereinafter be referred to individually as "Party" or collectively as "Parties."

1.    MASTER AGREEMENT

CPS and Counterparty have not entered into a 1992 ISDA Master Agreement and the Parties agree to negotiate in good faith and enter into a 1992 ISDA Master Agreement with such additions, deletions and modifications thereto as the Parties may agree. Upon execution and delivery by the Parties of a 1992 ISDA Master Agreement, this Confirmation shall supplement, form a part of and be subject to the terms of such 1992 ISDA Master Agreement.

Until such time, this Confirmation shall constitute a "Transaction" under, and shall be governed by, the terms of the 1992 ISDA Master Agreement (Multicurrency Cross Border), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") as if the Parties had executed such agreement on the Trade Date (provided that (i) the Termination Currency shall be U.S. Dollars,
(ii) the Governing Law shall be the law of the State of New York (without reference to choice of law doctrine), (iii) for purposes of Section 6(e), Market Quotation and Second Method shall apply, and (iv) the provisions of Section V.
A. of ISDA's User's Guide to the 1992 Master Agreements shall be included as a new Section 6(f)) (the "Master Agreement"). This Transaction, together with any other Specified Transactions entered into by the Parties and together with the Master Agreement, shall constitute a single agreement between the Parties. All provisions of the Master Agreement shall govern this Confirmation, except as expressly modified below.

The definitions and provisions contained in the 1991 ISDA Definitions, the 1993 ISDA Commodity Derivatives Definitions and the 2000 Supplement to the 1993 ISDA Commodity Derivatives Definitions (all referred to as the "ISDA Definitions") (as published by ISDA) are incorporated into this Confirmation. In the event of any inconsistency between this Confirmation and the ISDA Definitions or the Master Agreement, this Confirmation will govern for purposes of the Transaction. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 1991 ISDA Definitions. Capitalized terms used in this Confirmation and not defined in this Confirmation or the ISDA Definitions shall have the respective meanings assigned in the Master Agreement. Each Party hereto agrees to make payment to the other Party hereto in accordance with the provisions of this Confirmation and of the Master Agreement.

2.    TERMS OF TRANSACTION

The Terms of the Transaction to which this Confirmation relates are as follows:

TRADE DATE:                   September 21, 2000
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COMMODITY:                    Electricity

EFFECTIVE DATE:               Hour Ending ("HE") 08:00 Eastern Prevailing
                              Time ("EPT")
                              November 1, 2000

TERMINATION DATE:             HE 23:00 EPT October 31, 2001

NOTIONAL QUANTITY:            3200 MWh for each Commodity Business Day

ON-PEAK HOURS:                HE 08:00 EPT through HE 23:00 EPT on any
                              Commodity Business Day

COMMODITY BUSINESS DAY:       Monday through Friday, excluding NERC holidays

CALCULATION PERIOD:           Each calendar month from November 1, 2000 through
                              October 31, 2001

FIXED AMOUNT DETAILS:

FIXED AMOUNT PAYOR:           CPS

FIXED AMOUNT:                 $1,600,000 per Calculation Period

FLOATING AMOUNT DETAILS:

FLOATING PRICE PAYOR:         Counterparty

COMMODITY REFERENCE
PRICE (ELECTRICITY):          Day Ahead Market LBMP - Zonal for N.Y.C. (Ptid
                              61761), as published by the New York Independent
                              System Operator (the "NYISO") on its website currently located at http://mis.nyiso.com/public/, or any successor thereto, subject to corrections and revisions made from time to time in accordance with the rules of the NYISO. This region is currently referred to as "Zone J" by the NYISO.

COMMODITY REFERENCE
PRICE (GAS):                  Midpoint, Citygates, Transco Z6 (NY) for the flow
                              date that corresponds to a Commodity Business Day, as published by Financial Times Energy in the Daily Price Survey section of Gas Daily multiplied by 1.10

COMMODITY REFERENCE
PRICE (OIL):                  {[Average of the prices for the flow date that
                              corresponds to a Commodity Business Day listed under the headings New York 13.5 RVP, Cargo and
                              NO6 .3 HP, as published by The McGraw-Hill
                              Companies in Platt's Oilgram U.S. Marketscan divided by (6.287 mmBtu/bbl)] multiplied by 1.04} plus $0.80/mmBtu

GAS HEAT RATE:                11.0 mmBtu/MWh

OIL HEAT RATE:                10.4 mmBtu/MWh

FLOATING PRICE:               For each Commodity Business Day of a Calculation
                              Period:

                              the greater of:

                              (a) (i) the unweighted arithmetic mean of the Commodity Reference Price (Electricity) for each of the On-Peak Hours of the applicable Commodity Business Day minus
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                                   (ii) the lesser of (A) the Commodity
                                        Reference Price (Gas) for the applicable
                                        Commodity Business Day multiplied by the Gas Heat Rate and (B) the Commodity Reference Price (Oil) for the applicable Commodity Business Day multiplied by the Oil Heat Rate; and

                              (b)  zero.

FLOATING AMOUNT:              The sum of the Floating Price multiplied by the
                              Notional Quantity for all Commodity Business Days of a Calculation Period:

MARKET DISRUPTION EVENTS:     The definition of "Market Disruption Event"
                              applicable to the Confirmation shall refer only to Price Source Disruption; Trading Suspension; and
                              Disappearance of Commodity Reference Price. For the avoidance of doubt, the Parties acknowledge, that the Commodity Reference Price (Electricity) is currently subject to a cap imposed by the NYISO and that any change in this cap shall not constitute a Market Disruption Event.

DISRUPTION FALLBACKS:         The definition of "Disruption Fallback" applicable
                              to this Confirmation shall refer only to the Disruption Fallbacks, and in the following order as the same are described in the relevant portion of Section 7.5 of the ISDA Commodity Definitions:
                              (1) Negotiated Fallback; (2) Postponement (with a
                              Maximum Days of Disruption being five (5)); and
                              (3) No Fault Termination. In the event of No Fault
                              Termination, the Parties elect Market Quotation and Second Method.

SPECIAL PROVISION:            Notwithstanding any contrary provision of this
                              Confirmation, a material change to the identity of the nodes that determine the calculation of the Day Ahead Market LBMP for Zone J as of the Trade
                              Date (the "Current Zone J Nodes") shall constitute an "Additional Market Disruption Event" to which the following "Disruption Fallbacks" shall apply in the following order: (1) Negotiated Fallback;
                              (2) Postponement (with a Maximum Days of
                              Disruption being five (5)); and (3) Fallback
                              Reference Price (with an alternate Commodity
                              Reference Price equal to the average of the Day
                              Ahead market prices for each of the Current Zone J
                              Nodes.


CASH SETTLEMENT TERMS

CASH SETTLEMENT:              Applicable

NETTING: Paragraph 2 c (ii) of the Master Agreement will not apply.

CALCULATION AGENT:            CPS

BUSINESS DAY:                 Any day on which Federal Reserve member banks in
                              New York City are open for business.

PAYMENT DATE:                 Twenty-five (25) calendar days following the end
                              of a Calculation Period, subject to adjustment in accordance with the Following Business Day
                              Convention.

ROUNDING:                     Four Decimal Places.

3.    REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party as of the date hereof that:
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a. It has entered into this Agreement in connection with its line of business
(including financial intermediation services) and the terms hereof have been individually tailored and negotiated at arms length between the Parties.

b. It is an "Eligible Swap Participant" as defined in CFTC Rule 35.1

c. It is not relying upon any representations of the other Party other than those expressly set forth herein or any written guarantee of the obligations hereof.

d. It has entered into this Agreement as principal (and not as agent or in any other capacity, fiduciary or otherwise).

e. It has entered into this Agreement with a full understanding of the material terms and risks hereof, and it is capable of assuming those risks.

f. It has made its investment and trading decisions (including regarding the suitability hereof) based upon its own judgment and any advice from such advisors as it has deemed necessary, and not in reliance upon any view expressed by the other Party.

g. The other Party is not acting as a fiduciary or an advisor for it, nor has given to it any assurance or guarantee as to the expected performance or result of this Agreement.

h. It is a producer, processor, merchant or commercial end user of the commodity that is the subject of this Transaction and is entering into it solely for purposes related to said business.

4.    MISCELLANEOUS

a. The Parties agree not to contest or assert any defense to the validity or enforceability of telephonic confirmations under Laws relating to whether certain agreements are to be in writing or signed by the Party to be thereby bound, or the authority of any employee of such Party to make such communication. Each Party consents to the recording of its representatives telephone conversations without any further notice. All recordings, electronic communications and any other materials may be introduced into evidence to prove any oral agreement between the Parties. The Parties further agree that this Agreement and all transactions performed hereunder shall constitute a Qualified Financial Contract as defined in New York General Obligations Law, Section 5-701.

b. The terms of this Confirmation are confidential and are not to be disclosed to any third party without the prior written consent of the non-disclosing Party; provided that the terms of this confirmation may be disclosed to governmental agencies with jurisdiction over this matter without prior written consent.

c. If at any time Counterparty's Net Exposure to CPS under this Transaction exceeds $10,000,000, then Counterparty shall have the right to require CPS to provide credit support to Counterparty in an amount equal to such excess, in any of the following forms: (i) a letter of credit directed to Counterparty from a commercial bank with long-term debt ratings of "Baa2" or better from Moody's Investors Service, Inc. ("Moody's") or "BBB" or better from Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"); (ii) a guaranty from Constellation Energy Group, Inc. or other affiliate of CPS with long-term debt ratings of "Baa3" or better from Moody's or "BBB-" or better from S&P; (iii) a performance bond issued by a surety company with a rating of "B+" or better from A.M. Best Company; or (iv) such other credit support that is reasonably acceptable to Counterparty. Such credit support shall constitute a Credit Support Document with respect to CPS, and if a guaranty is delivered pursuant to clause (ii), the guarantor thereunder shall be a Credit Support Provider with respect to CPS. For purposes of the foregoing, "Net Exposure" shall mean the amount that would be owed by CPS to Counterparty under this Transaction if an Early Termination Date were to result from an Event of Default on the part of CPS.

d. For purposes of Section 5(a)(vi) of the Master Agreement: (i) "Cross Default" shall apply to Counterparty and shall not apply to CPS; (ii) Orion Power New York, L.P. shall constitute a "Specified Entity;" (iii) "Specified Indebtedness" shall have the meaning set forth in Section 14 of the Master Agreement; and (iv) "Threshold Amount" shall be $0.00.
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e. This Agreement constitutes a forward contract and a swap contract for the purposes of Sections 556 and 560 of the US Bankruptcy Code, respectively.

f. For purposes of Section 12(a) of the Master Agreement:

      Addresses for notices or communications to Counterparty:

            Address:          Orion Power Marketing and Supply
                              7 East Redwood Street, 11th Floor
                              Baltimore, Maryland  21202
            Attention:        Mark Sudbey
            Facsimile Number: (410) 230-3502
            Telephone Number: (410) 468-0973

      Addresses for notices or communications to CPS:

            Address:          Constellation Power Source, Inc.
                              111 Market Place, Suite 500
                              Baltimore, Maryland 21202
            Attention:        Stu Rubenstein
            Facsimile Number: (410) 468-3540
            Telephone Number: (410) 468-3430



CONSTELLATION POWER SOURCE, INC.



By:  ___________________________________
        Name:
        Title:


ACKNOWLEDGED AND AGREED:


ASTORIA GENERATING COMPANY, L.P.



By:  ___________________________________
        Name:
        Title: